UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Titan Pharmaceuticals, Inc.

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TITAN PHARMACEUTICALS, INC.
400 Oyster Point Boulevard, Suite 505
South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held August 24, 2015

To the Stockholders of Titan Pharmaceuticals, Inc.:

The annual meeting of stockholders of Titan Pharmaceuticals, Inc. (“our company, “Titan,” “we,” “our,” or “us”) will be held at our executive offices at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on Monday, August 24, 2015 at 9:00 a.m. local time for the following purposes:

•	to elect a board of eight directors;
•	to approve our 2015 Omnibus Equity Incentive Plan;
•	to approve an amendment to our certificate of incorporation to effect a reverse split of our common stock within a range from 1-for-3 to 1-for-8, with the exact ratio to be determined by our board of directors;
•	to ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;
•	to consider a non-binding advisory vote on executive compensation;
•	to consider a non-binding advisory vote on the desired frequency of future non-binding advisory votes on executive compensation; and
•	to consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

The close of business on July 17, 2015 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. If you attend the meeting you may vote in person, even if you returned a proxy.

Our proxy statement and proxy are enclosed, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. These materials are also available on our website: www.titanpharm.com. Scroll to the bottom of the home page and click on the “Proxy Statement” icon.

IMPORTANT

Please note, if your shares are held in street name, your broker, trust, bank or other nominee holder cannot vote your shares on the approval of the amendment of the certificate of incorporation to effect the reverse stock split unless you direct the nominee holder how to vote by marking your form of proxy and returning it as instructed.

By Order of the Board of Directors,

Marc Rubin, M.D.
Executive Chairman of the Board

July 20, 2015

TITAN PHARMACEUTICALS, INC.
400 Oyster Point Boulevard, Suite 505
South San Francisco, California 94080

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

We are furnishing this proxy statement to the holders of our common stock in connection with the solicitation of proxies on behalf of our board of directors (“Board”) for use at our annual meeting of stockholders to be held at our executive offices at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on Monday, August 24, 2015 at 9:00 a.m. local time, and any adjournment thereof. We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

We mailed these proxy materials on or about July 20, 2015 to our stockholders of record and beneficial owners as of July 17, 2015, the record date for the meeting

Annual Report on Form 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the SEC (the “2014 10-K”) is accessible free of charge on our website at http://proxy.titanpharm.com. It contains audited financial statements covering our fiscal years ended December 31, 2014 and 2013. You can request a copy of the 2014 10-K free of charge by calling 1-650-989-2268 or sending an e-mail to bcrowley@titanpharm.com. Please include your contact information with the request. The 2014 10-K, without exhibits, accompanies this proxy statement.

GENERAL INFORMATION ABOUT VOTING

Record Date

Only the holders of record of our common stock at the close of business on the record date, July 17, 2015 (the “Record Date”), are entitled to notice of and to vote at the meeting. On the Record Date, there were 110,327,707 shares of our common stock outstanding. Stockholders are entitled to one vote for each share of common stock held on the record date.

Quorum

Consistent with state law and our bylaws, the presence, in person or by proxy, of at least a majority of the shares entitled to vote at the annual meeting will constitute a quorum for purposes of voting on a particular matter at the annual meeting. Once a share is represented for any purpose at the annual meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is set for the adjournment. If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

Voting

When a proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

1)	FOR the election of the eight director nominees identified therein;
2)	FOR approval of our 2015 Incentive Plan;
3)	FOR approval of an amendment to our certificate of incorporation to effect a reverse split of our common stock, par value $0.001, within a range from 1-for-3 to 1-for-8, with the exact ratio to be determined by our Board;
4)	FOR ratification of the appointment of OUM & Co. LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

5)	FOR approval, on an advisory basis, of the compensation paid to our named executive officers;
6)	FOR a non-binding advisory vote on executive compensation to be held every two years; and
7)	in the discretion of the proxies with respect to any other matters properly brought before the stockholders at the meeting.

Votes Required for Approval

Assuming the presence of a quorum at the annual meeting:

•	The election of directors will be determined by a plurality of the votes cast. This means that the eight nominees receiving the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors.
•	The approval of our 2015 Incentive Plan, the ratification of the appointment of OUM & Co. LLP and the advisory approval of our executive compensation require the affirmative vote of the holders of a majority of the shares of our common stock present or represented and entitled to vote on the proposal. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on these proposals.
•	The approval of the amendment to our certificate of incorporation to effect a reverse stock split of our common stock requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to be voted at the meeting. Abstentions and broker non-votes are not treated as votes cast, and therefore will have the effect of a vote against these proposals.
•	The determination of the frequency with which future advisory votes on executive compensation will take place will be determined by the preference (either every one, two or three years) that receives the highest number of votes cast.

Broker Non-Votes

A “broker non-vote” occurs when a broker, bank, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder (i) has not received instructions from the beneficial owner and (ii) does not have discretionary voting power for that particular item.

If you are a beneficial owner and you do not give instructions to your broker, bank, or other holder of record, such holder of record will be entitled to vote the shares with respect to “routine” items but will not be permitted to vote the shares with respect to “non-routine” items (those shares are treated as “broker non-votes”). If you are a beneficial owner, your broker, bank, or other holder of record has discretion to vote your shares on the proposal to ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm if the holder of record does not receive voting instructions from you. However, such holder of record may not vote your shares on the election of directors or the proposals to approve the 2015 Incentive Plan, amend our certificate of incorporation to effect a reverse stock split, or the advisory resolutions regarding say-on-pay without your voting instructions on those proposals. Accordingly, without your voting instructions on those proposals, a broker non-vote will occur.

We encourage you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the annual meeting.

Revocability of Proxies

You may revoke any proxy given in response to this solicitation by notifying the Company in writing at the above address, attention: Corporate Secretary by 5 p.m. on August 22, 2015, or by voting a subsequent proxy or in person at the annual meeting. Attendance by a stockholder at the meeting does not alone serve to revoke a proxy. If a broker, trust, bank or other nominee holds your shares, please follow the instructions you receive from that person.

Delivery of Documents to Stockholders Sharing an Address

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate Notice of Internet Availability or separate copy of proxy materials to one or more stockholders at a shared address to which a single Notice of Internet Availability or a single copy of proxy materials was delivered. Stockholders may request a separate Notice of Internet Availability or separate copy of proxy materials by contacting our Corporate Controller either by calling 1-650-989-2268 or by mailing a request to 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080. Stockholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy materials may request to receive a single Notice of Internet Availability or a single copy of proxy materials in the future in the same manner as described above.

CORPORATE GOVERNANCE

Independence of Directors

The following members of our Board meet the independence requirements and standards currently established by the NYSE MKT: Joseph A. Akers, Victor J. Bauer, Eurelio M. Cavalier, M. David MacFarlane, James R. McNab, Jr. and Ley S. Smith.

Board Committees

Our Board has established the following three standing committees: audit committee; compensation committee; and nominating and governance committee, or governance committee.

The audit committee was formed in compliance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) and consists of Joseph A. Akers, Ley S. Smith, M. David MacFarlane and Victor J. Bauer, each of whom meets the independence requirements and standards currently established by the NYSE MKT and the SEC. In addition, the Board has determined that Mr. Akers is an “audit committee financial expert” and “independent” as defined under the relevant rules of the SEC and the NYSE MKT. The audit committee assists the Board by overseeing the performance of the independent auditors and the quality and integrity of Titan’s internal accounting, auditing and financial reporting practices. The audit committee is responsible for retaining (subject to stockholder ratification) and, as necessary, terminating, the independent auditors, annually reviewing the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approving audit and non-audit services to be performed by the auditors and related fees. During the fiscal year ended December 31, 2014, the audit committee met four times.

The compensation committee makes recommendations to the Board concerning salaries and incentive compensation for our officers, including our Principal Executive Officer, and employees and administers our stock option plans. The compensation committee consists of Victor J. Bauer and Eurelio M. Cavalier, each of whom meets the independence requirements and standards currently established by the NYSE MKT. The compensation committee did not meet as a separate committee, but did take action by written consent one time during the fiscal year ended December 31, 2014.

The purpose of the governance committee is to assist the Board in identifying qualified individuals to become board members, in determining the composition of the Board and in monitoring the process to assess Board effectiveness. The governance committee consists of Eurelio M. Cavalier, M. David MacFarlane, James R. McNab, Jr. and Ley S. Smith, each of whom meets the independence requirements and standards currently established by the NYSE MKT. The governance committee met two times as a separate committee and took action by written consent one time during the fiscal year ended December 31, 2014.

The charters for the audit, compensation and governance committees, which have been adopted by our Board, contain detailed descriptions of the committees’ duties and responsibilities and are available in the About Titan section of our website at www.titanpharma.com.

Board Leadership Structure

Currently, our principal executive officer and chairman of the Board positions are held separately by Sunil Bhonsle and Marc Rubin, respectively.

Role of the Board in Risk Oversight

Our audit committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. The audit committee receives reports from management at least quarterly regarding our assessment of risks. In addition, the audit committee reports regularly to the full Board, which also considers our risk profile. The audit committee and the full Board focus on the most significant risks we face and our general risk management strategies. While the Board oversees our risk management, management is responsible for day-to-day risk management processes. Our Board expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit committee and the Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board leadership structure, which also emphasizes the independence of the Board in its oversight of its business and affairs, supports this approach.

Board Meetings

Our business affairs are managed under the direction of our Board, which is currently composed of eight members. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to our management. During the fiscal year ended December 31, 2014, the Board met nine times and no director attended fewer than 75% of the meetings of the Board and board committees of which the director was a member.

Code of Ethics

We adopted a Code of Business Conduct and Ethics (the “Code”) in February 2013 that applies to all directors, officers and employees. The Code was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2012 and is available on our website at www.titanpharm.com as part of that report. A copy of the Code will also be provided to any person without charge, upon written request sent to us at our offices located at 400 Oyster Point Blvd, Suite 505, South San Francisco, California 94080.

Communications with the Board

Stockholders can mail communications to the Board, c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Blvd, Suite 505, South San Francisco, California 94080, who will forward the correspondence to each addressee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date, the number of shares of our common stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our common stock; (ii) each director and director nominee; (iii) each of the named executive officers in the Summary Compensation Table; and (iv) all directors and executive officers as a group. As of the Record Date, we had 110,327,707 shares of common stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percent of Shares Beneficially Owned
Joseph A. Akers	12,500	(3)	*
Victor J. Bauer, Ph.D.	321,144	(4)	*
Sunil Bhonsle	2,335,310	(5)	2.1%
Eurelio M. Cavalier	432,500	(6)	*
M. David MacFarlane, Ph.D.	332,500	(7)	*
James R. McNab, Jr.	362,500	(8)	*
Marc Rubin, M.D.	2,742,200	(9)	2.4%
Ley S. Smith	362,500	(10)	*
Braeburn Pharmaceuticals BVBA SPRL	9,650,000	(11)	8.7%
Broadfin Capital, LLC	10,872,500	(12)	9.9%
Robert E. Mead	6,377,885	(13)	5.8%
All executive officers and directors as a group (6) persons	6,901,154		6.0%

*	Less than one percent.
(1)	Unless otherwise indicated, the address of such individual is c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.
(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of a person, shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
(3)	Includes 12,500 shares issuable upon exercise of outstanding options.
(4)	Includes 285,000 shares issuable upon exercise of outstanding options.
(5)	Includes (i) 1,603,053 shares issuable upon exercise of outstanding options and (ii) 300,757 shares held in a family trust for which he serves as trustee.
(6)	Includes 250,000 shares issuable upon exercise of outstanding options.
(7)	Includes 210,000 shares issuable upon exercise of outstanding options.
(8)	Includes 12,500 shares issuable upon exercise of outstanding options.
(9)	Includes 1,960,000 shares issuable upon exercise of outstanding options.
(10)	Includes 250,000 shares issuable upon exercise of outstanding options.
(11)	Derived from a Schedule 13D filed by Braeburn, Apple Tree Consolidated BVBA Sprl (“ATC”), Apple Tree Investments S.a.r.l (“ATI”), Apple Tree Partners IV, L.P. (“ATP IV”), ATP III GP, Ltd. (“ATP GP”) and Seth L. Harrison (“Harrison”). ATP GP is the sole general partner of ATP IV. Harrison is the sole owner and director of ATP GP. As the sole owner of Braeburn, ATC may be deemed to own beneficially such shares. As the sole owner of ATC, ATI may be deemed to own beneficially such shares. As the sole owner of ATI, ATP IV may be deemed to own beneficially such shares. As the sole general partner of ATP IV, ATP GP may be deemed to own beneficially such shares. As the sole owner and director of ATP GP, Harrison may be deemed to own beneficially such shares. Each of the foregoing persons except Braeburn, disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein, if any. The address of the principal business office of Braeburn is Brugmannlaan 147, 1190 Vorst, Belgium.
(12)	Derived from a Schedule 13G filed by Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. And Kevin Kotler. The address of the principal business office of Broadfin Capital, LLC is 237 Park Avenue, Suite 900, New York, New York 10017. Includes 4,500,000 shares issuable upon exercise of outstanding warrants.
(13)	Derived from a Schedule 13G filed by Mr. Mead. The address of Mr. Mead’s principal business office is 3653 Maplewood Ave., Dallas, TX 75205.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, eight directors will be elected by the stockholders to serve until the next annual meeting of stockholders or until their successors are elected and shall qualify. It is intended that the accompanying proxy will be voted for the election, as directors, of Marc Rubin, Sunil Bhonsle, Joseph A. Akers, Victor Bauer, Eurelio Cavalier, M. David MacFarlane, James R. McNab, Jr. and Ley Smith unless the proxy contains contrary instructions. We have no reason to believe that any of the nominees will not be a candidate or will be unable to serve. In the event that any of the nominees should become unable or unwilling to serve as a director, however, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by the directors.

Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders or until they resign or are removed from office in accordance with our bylaws. Set forth below are the respective principal occupations or brief employment histories of the eight nominees.

Marc Rubin, M.D. served as our President and Chief Executive from October 2007 until December 2008 and was re-engaged as our Executive Chairman in May 2009. Until February 2007, Dr. Rubin served as Head of Global Research and Development for Bayer Schering Pharma, as well as a member of the Executive Committee of Bayer Healthcare and the Board of Management of Bayer Schering Pharma. Prior to the merger of Bayer Pharmaceuticals and Schering AG in June 2006, Dr. Rubin was a member of the Executive Board of Schering AG since joining the Company in October 2003, as well as Chairman of Schering Berlin Inc. and President of Berlex Pharmaceuticals, a division of Schering AG. From 1990 until August 2003, Dr. Rubin was employed by GlaxoSmithKline where he held positions of increasing responsibility in global clinical and commercial development overseeing programs in the United States, Europe, Asia and Latin America. From 2001 through 2003, he was Senior Vice President of Global Clinical Pharmacology & Discovery Medicine. Dr. Rubin holds an M.D. from Cornell University Medical College. Dr. Rubin currently serves on the board of directors of Curis Inc. and Galectin Therapeutics. Based on Dr. Rubin’s position as the executive chairman, his extensive senior management experience and service on boards of directors in the biotechnology and pharmaceutical industries and his medical background, our Board believes that Dr. Rubin has the appropriate set of skills to serve as a member of the Board.

Sunil Bhonsle served as our Executive Vice President and Chief Operating Officer from September 1995 until December 2008 and was re-engaged as our President in May 2009. Mr. Bhonsle served in various positions in financial and operations management, including Vice President and General Manager — Plasma Supply and Manager — Inventory and Technical Planning, at Bayer Corporation from July 1975 until April 1995. Mr. Bhonsle holds an M.B.A. from the University of California at Berkeley and a B.Tech. in chemical engineering from the Indian Institute of Technology. Based on Mr. Bhonsle’s position as the president and his substantial experience in the pharmaceutical industry, particularly in the areas of product development, manufacturing operations and financial management, our Board believes that Mr. Bhonsle has the appropriate set of skills to serve as a member of the Board.

Joseph A. Akers was employed in various capacities by Bayer Corporation, Bayer Healthcare and certain related entities, including as president of the Hematology/Cardiology Business Unit from 2004 to 2007, president and chief executive officer of Bayer Business and Corporate Services from July 2002 through 2003 and executive vice president and chief administrative and financial officer from 1999 to July 2002. Mr. Akers received a B.S. in marketing and an M.B.A. in finance from the University of California at Berkeley. Based on Mr. Aker’s extensive management experience in the pharmaceutical industry, particularly in the areas of administration and finance, our Board believes that Mr. Akers has the appropriate set of skills to serve as a member of the Board

Victor J. Bauer, Ph.D. serves as the President of Concordia Pharmaceuticals, LLC, a biopharmaceutical company he co-founded in 2004. From February 1997 through March 2003, Dr. Bauer was employed by Titan, most recently as our Executive Director of Corporate Development. From April 1996 until its merger into Titan, Dr. Bauer also served as a director and Chairman of Theracell. Since December 1992, Dr. Bauer has been a self-employed consultant to companies in the pharmaceutical and biotechnology industries. Prior to that time, Dr. Bauer was with Hoechst-Roussel Pharmaceuticals Inc., where he served as President from 1988 through 1992. Dr. Bauer holds an SB from MIT and a Ph.D. from the University of Wisconsin, and served as a Research Fellow at Harvard University. Based on Dr. Bauer’s extensive management and consulting experience in the biotechnology and pharmaceutical industries, particularly in the areas of research and product development, our Board believes that Dr. Bauer has the appropriate set of skills to serve as a member of the Board.

Eurelio M. Cavalier was employed in various capacities by Eli Lilly & Co. from 1958 until his retirement in 1994, serving as Vice President Sales from 1976 to 1982 and Group Vice President U.S. Pharmaceutical Business Unit from 1982 to 1993. Based on Mr. Cavalier’s management experience in the pharmaceutical industry, particularly in the area of sales and marketing, our Board believes that Mr. Cavalier has the appropriate set of skills to serve as a member of the Board.

M. David MacFarlane, Ph.D. served as Vice President and Responsible Head of Regulatory Affairs of Genentech, Inc. from 1989 until his retirement in August 1999. Prior to joining Genentech, Inc., he served in various positions with Glaxo Inc., last as Vice President of Regulatory Affairs. Based on Dr. MacFarlane’s management experience in the pharmaceutical industry, particularly in the area of clinical and regulatory affairs, our Board believes that Dr. MacFarlane has the appropriate set of skills to serve as a member of the Board.

James R. McNab, Jr. has served since 1998 as chief executive officer and chairman of Palmetto Pharmaceuticals, Inc., a privately-held drug discovery company he founded. He has been a chairman of the board of directors of Curis, Inc. (Nasdaq:CRIS), an oncology focused biotechnology company, since May 2002. Since 2009, Mr. McNab has served as executive chairman of FirstString Research, Inc., a privately-held biopharmaceutical company, and as chief executive officer of JT Pharmaceuticals, Inc., a privately-held drug discovery company. Mr. McNab has co-founded several privately-held companies, including Sontra Medical Corporation, a drug delivery company, and Parker Medical Associates, a manufacturer and worldwide supplier of orthopedic and sports-related products. He received a B.A. in economics from Davidson College and an M.B.A. from the University of North Carolina at Chapel Hill. Based on Mr. McNab’s extensive management experience in the pharmaceutical industry, our Board believes that Mr. McNab has the appropriate set of skills to serve as a member of the Board.

Ley S. Smith served in various positions with The Upjohn Company and Pharmacia & Upjohn from 1958 until his retirement in November 1997. From 1991 to 1993, he served as Vice Chairman of the Board of The Upjohn Company, and from 1993 to 1995 he was President and Chief Operating Officer of The Upjohn Company. At the time of his retirement, Mr. Smith was Executive Vice President of Pharmacia & Upjohn, and President of Pharmacia & Upjohn’s U.S. Pharma Product Center. Based on Mr. Smith’s management experience in the pharmaceutical industry, our Board believes that Mr. Smith has the appropriate set of skills to serve as a member of the Board.

As indicated above, each of our directors has extensive management and operational experience in one or more facets of the pharmaceutical industry, including research, product development, clinical and regulatory affairs, manufacturing and sales and marketing, providing our company with the leadership needed by a biotechnology company in all stages of its development.

Directors hold office until the next annual stockholders’ meeting or until their death, resignation, retirement, removal, disqualification, or until their successors have been elected and are qualified.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES LISTED ABOVE.

DIRECTOR COMPENSATION

The following table summarizes compensation that our non-employee directors earned during 2014 for services as members of our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph A. Akers(1)	$12,500	$—	$10,863	$—	$—	$—	$23,363
Victor J. Bauer, Ph.D.	55,000	—	15,953	—	—	—	70,953
Eurelio M. Cavalier	62,500	—	15,953	—	—	—	78,453
M. David MacFarlane, Ph.D.	55,000	—	15,953	—	—	—	70,953
James R. McNab, Jr.(1)	12,500	—	10,863	—	—	—	23,263
Ley S. Smith	62,500	—	15,953	—	—	—	78,453

(1)	Mr. Akers and Mr. McNab joined the Board on November 10, 2014.

EXECUTIVE COMPENSATION

Overview

During 2014, Dr. Rubin and Mr. Bhonsle continued as our Executive Chairman and President, respectively, with compensation packages structured to reflect our current level of operations and resources. The FDA issued a complete response letter (CRL) to the Probuphine new drug application (NDA) on April 30, 2013 thereby delaying potential approval of Probuphine until additional clinical and other requirements are met. Efforts subsequent to receipt of the CRL have focused on working with Braeburn and the FDA to establish a path forward for potential resubmission of the NDA with the additional information requested by the FDA. The key objectives for 2014 were to support the completion of the ongoing Probuphine development plans, including the PRO 814 clinical study, and evaluate additional opportunities for use of the ProNeura technology platform. This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during the year ended December 31, 2014. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year; however, we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

Compensation Program Objectives and Philosophy

Our compensation committee currently oversees the design and administration of our executive compensation program. It reviews and approves all elements of compensation for each of our named executive officers taking into consideration recommendations from our principal executive officer (for compensation other than his own), as well as competitive market guidance. We define our competitive markets for executive talent to be the pharmaceutical and biotechnology industries in northern California. To date, we have utilized the Radford Biotechnology Surveys, a third party market specific compensation survey, and, when applicable, other independent third-party compensation consultants to benchmark our executive compensation.

The principal elements of our executive compensation program have historically been base salary, annual cash incentives, long-term equity incentives in the form of stock options, other benefits and perquisites, post-termination severance and acceleration of stock option vesting for certain named executive officers upon termination and/or a change in control. Our other benefits and perquisites have consisted of life, health and disability insurance benefits, and a qualified 401(k) savings plan. Our philosophy has been to position the aggregate of these elements at a level that is competitive within the industry and commensurate with our size and performance recognizing operational needs and limited financial resources during this period.

During 2014, our operations continued to focus on efforts to realize maximum shareholder value from activities associated with our Probuphine and ProNeura development programs. Accordingly, our compensation committee continued a compensation plan which provides base salary and potential earnings through stock option and restricted stock awards.

Base Salaries

During 2014, the base salary of our named executives was reflective of the availability of resources and level of continuing operations. Dr. Rubin received an annual salary of $210,000 and Mr. Bhonsle received an annual salary of $300,000.

As we continue to evaluate the strategic alternatives for us going forward and our related human resource requirements, our compensation committee will continue to review appropriate base salaries for our executive officers. In making its determination, the compensation committee will consider the time commitment necessary and the roles our executives will play in implementing our plans.

Long-term Equity Incentives

We provide the opportunity for our named executive officers and other executives to earn a long-term equity incentive award. Long-term incentive awards provide employees with the incentive to stay with us for longer periods of time, which in turn, provides us with greater stability. Equity awards also are less costly to us in the short term than cash compensation. We review long-term equity incentives for our named executive officers and other executives annually.

Historically, for our named executive officers, our stock option grants were of a size and term determined and approved by the compensation committee in consideration of the range of grants in the Radford Survey, generally falling within the 50 – 75% range outlined in the survey. We have traditionally used stock options as our form of equity compensation because stock options provide a relatively straightforward incentive for our executives, resulting in less immediate dilution of existing stockholders’ interests and, prior to our adoption of FAS 123(R), resulted in less compensation expense for us relative to other types of equity awards. Generally, all grants of stock options to our employees were granted with exercise prices equal to or greater than the fair market value of our common stock on the respective grant dates.

We do not time stock option grants to executives in coordination with the release of material non-public information. Our stock option grants have a 10-year contractual exercise term. In general, the option grants are also subject to the following post-termination and change in control provisions:

Event	Award Vesting	Exercise Term
• Termination by us for Reason Other than Cause, Disability or Death	• Forfeit Unvested Options	• Earlier of: (1) 90 days or (2) Remaining Option Period
• Termination for Disability, Death or Retirement	• Forfeit Unvested Options	• Earlier of: (1) 2 years or (2) Remaining Option Period
• Termination for Cause	• Forfeit Vested and Unvested Options	• Expire
• Other Termination	• Forfeit Unvested Options	• Earlier of: (1) 90 days or (2) Remaining Option Period
• Change in Control	• Accelerated*	• *

*	The compensation committee may provide that, in the event of a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable. If there is a termination of employment, the applicable termination provisions regarding exercise term will apply.

In February 2014, Dr. Rubin and Mr. Bhonsle each received a restricted stock award of 100,000 shares, of which 25,000 vested immediately and the balance vested on the first anniversary of the grant date.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee was, or has been at any time in the last 10 years, an officer or employee of Titan or any of our former subsidiaries. No member of the compensation committee has a relationship that would constitute an interlocking relationship with executive officers or directors of our company or another entity.

SUMMARY COMPENSATION TABLE

The following table shows information concerning the annual compensation for services provided to us by our Executive Chairman and our President and Principal Financial Officer for the periods set forth.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Options Awards ($)(1)	Stock Awards ($)(1)	All Other Compensation ($)	Total Compensation ($)
Marc Rubin, M.D. Executive Chairman	2014	$210,000	$—	$—	$66,000	$—	$276,000
	2013	$210,000	—	—	—	—	$210,000
Sunil Bhonsle President and Principal Financial Officer	2014	300,000	—	—	66,000	—	366,000
	2013	300,000	—	—	—	—	300,000

(1)	Amounts shown represent the grant date fair value computed in accordance with FASB ASC 718. The assumptions used by us with respect to the valuation of option grants and stock awards are set forth in Note 12 of the Notes to Financial Statements in the 2014 10-K.

GRANTS OF PLAN-BASED AWARDS

The following table shows information concerning grants of plan based awards to named executive officers during the year ended December 31, 2014.

Name	Grant Date	Approval Date(1)	Number of Shares of Common Stock Underlying Awards (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Marc Rubin, M.D.	2/12/2014	2/11/2014	100,000	(3)	$—	$66,000
Sunil Bhonsle	2/12/2014	2/11/2014	100,000	(3)	$—	$66,000

(1)	All grants were approved by the Compensation Committee on the dates indicated.
(2)	Valuation assumptions are found in Note 12 of the Notes to Financial Statements in the 2014 10-K.
(3)	These restricted stock awards were 25% vested on the grant date with the balance vesting on the first anniversary of the grant date.

Employee Benefits Plans

The principal purpose of our stock incentive plans is to attract, motivate, reward and retain selected employees, consultants and directors through the granting of stock-based compensation awards. The stock option plans provides for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, performance-based awards and other stock-based awards.

2001 Stock Option Plan

In August 2001, we adopted the 2001 Employee Non-Qualified Stock Option Plan, or the 2001 NQ Plan, pursuant to which 1,750,000 shares of common stock were authorized for issuance for option grants to employees and consultants who are not officers or directors of Titan. The 2001 NQ Plan expired by its terms in August 2011. On December 31, 2014, options to purchase an aggregate of 1,124,000 shares of our common stock were outstanding under the 2001 NQ Plan.

2002 Stock Incentive Plan

In July 2002, we adopted the 2002 Stock Incentive Plan, or the 2002 Plan. Under the 2002 Plan, as amended, a total of approximately 7.4 million shares of our common stock were authorized for issuance to employees, officers, directors, consultants, and advisers. The 2002 Plan expired by its terms in July 2012. On December 31, 2014, options to purchase an aggregate of 3,808,553 shares of our common stock were outstanding under the 2002 Plan.

2014 Incentive Plan

On February 11, 2014, our Board adopted the 2014 Incentive Plan, or the 2014 Plan, pursuant to which 2,500,000 shares of our common stock were authorized for issuance to employees, directors, officers, consultants and advisors. On December 31, 2014, restricted stock awards and options to purchase 683,500 shares of our common stock were outstanding under the 2014 Plan. In March 2015, options to purchase an additional 1,374,000 shares were granted under the 2014 Plan. On the Record Date, there were 184,000 shares of common stock available for issuance pursuant to awards under the 2014 Plan; however, no additional awards under the 2014 Plan will be made if adoption of the 2015 Omnibus Equity Incentive Plan is approved by our stockholders.

2015 Omnibus Equity Incentive Plan

On June 12, 2015, our Board adopted the 2015 Omnibus Equity Incentive Plan, or the 2015 Plan, subject to and effective only upon the receipt of stockholder approval, which we are seeking at the annual meeting. See “Proposal No. 2 Approval of the Titan Pharmaceuticals, Inc. 2015 Omnibus Equity Incentive Plan.” If the 2015 Plan is approved, we will no longer issue awards under the 2014 Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2014.

Name	Number of Securities Underlying Unexercised Awards (#) Exercisable	Number of Securities Underlying Unexercised Awards (#) Unexercisable	Exercise Price ($)	Expiration Date
Marc Rubin, M.D.	437,500	—	$2.40	10/01/2017
	7,500	—	1.52	5/30/2018
	100,000	—	0.79	5/17/2019
	15,000	—	0.79	5/17/2019
	285,000	—	0.79	5/17/2019
	615,000	—	0.79	5/17/2019
	150,000	—	1.40	4/15/2021
	250,000	—	1.15	1/3/2022
	—	75,000	—	2/12/2024

Name	Number of Securities Underlying Unexercised Awards (#) Exercisable	Number of Securities Underlying Unexercised Awards (#) Unexercisable	Exercise Price ($)	Expiration Date
Sunil Bhonsle	70,000	—	$2.62	2/7/2015
	10,137	—	1.40	1/3/2016
	70,000	—	1.40	1/3/2016
	11,250	—	2.35	8/29/2016
	30,737	—	3.13	1/3/2017
	45,929	—	3.13	1/3/2017
	5,000	—	1.52	5/30/2018
	100,000	—	0.79	5/17/2019
	10,000	—	0.79	5/17/2019
	390,000	—	0.79	5/17/2019
	310,000	—	0.79	5/17/2019
	200,000	—	1.40	4/15/2021
	300,000	—	1.15	1/3/2022
	—	75,000	—	2/12/2024

There were no option exercises by our named executive officers during 2014.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans. The compensation committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the compensation committee determines that doing so is in our best interests. We sponsor a tax qualified defined contribution 401(k) plan in which Dr. Rubin and Mr. Bhonsle participated.

PROPOSAL NO. 2

APPROVAL OF THE TITAN PHARMACEUTICALS, INC.
2015 OMNIBUS EQUITY INCENTIVE PLAN

On June 12, 2015, the Board adopted, subject to the receipt of stockholder approval, the 2015 Plan providing for the issuance of up to 7,500,000 shares of our common stock. The purpose of the 2015 Plan is to assist us in attracting and retaining our key employees, directors and consultants and to provide incentives to such individuals to align their interests with those of our stockholders. The 2015 Plan will only become effective upon our receipt of stockholder approval of this Proposal No. 2. If adoption of the 2015 Plan is approved, the 2014 Plan will be deemed terminated and no additional awards under such plan will be made.

General Description of the 2015 Plan

The following is a summary of the material provisions of the 2015 Plan and is qualified in its entirety by reference to the complete text of the 2015 Plan, a copy of which is attached to this proxy statement as Annex A.

Administration.  The 2015 Plan is administered by the compensation committee of the Board, which consists of two members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of Code Section 162(m). Among other things, the compensation committee has complete discretion, subject to the express limits of the 2015 Plan, to determine the directors, employees and nonemployee consultants to be granted an award, the type of award to be granted the terms and conditions of the award, the form of payment to be made and/or the number of shares of common stock subject to each award, the exercise price of each option and base price of each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the common stock underlying the award, and the required withholding, if any. The compensation committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would impair the participant’s rights or entitlements with respect to that award. The compensation committee is also authorized to construe the award agreements, and may prescribe rules relating to the 2015 Plan. Notwithstanding the foregoing, the compensation committee does not have any authority to grant or modify an award under the 2015 Plan with terms or conditions that would cause the grant, vesting or exercise thereof to be considered nonqualified “deferred compensation” subject to Code Section 409A.

Grant of Awards; Shares Available for Awards.  The 2015 Plan provides for the grant of stock options, SARs, performance share awards, performance unit awards, distribution equivalent right awards, restricted stock awards, restricted stock unit awards and unrestricted stock awards to non-employee directors, officers, employees and nonemployee consultants of Titan or its affiliates. We have reserved a total of 7,500,000 shares of common stock for issuance as or under awards to be made under the 2015 Plan. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the 2015 Plan. The number of shares of common stock for which awards may be granted under the 2015 Plan to a participant who is an employee in any calendar year is limited to 500,000 shares.

Currently, there are 19 employees and directors who would be entitled to receive stock options and/or shares of restricted stock under the 2015 Plan. Future new hires and additional non-employee directors and/or consultants would be eligible to participate in the 2015 Plan as well. The number of stock options and/or shares of restricted stock to be granted to executives and directors cannot be determined at this time as the grant of stock options and/or shares of restricted stock is dependent upon various factors such as hiring requirements and job performance.

Stock Options.  The 2015 Plan provides for either “incentive stock options” (“ISOs”), which are intended to meet the requirements for special federal income tax treatment under the Code, or “nonqualified stock options” (“NQSOs”); provided, however, that ISOs may only be issued if our stockholders approve the 2015 Plan at the annual meeting. Stock options may be granted on such terms and conditions as the compensation committee may determine; provided, however, that the per share exercise price under a stock option may not be less than the fair market value of a share of the Company’s common stock on the date of grant and the term of the stock option may not exceed 10 years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of capital stock of our company or a parent or subsidiary of our company). ISOs may only be granted to employees. In addition, the aggregate fair market value of our common stock covered by one or more ISOs (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as a NQSO.

Stock Appreciation Rights.  A SAR entitles the participant, upon exercise, to receive an amount, in cash or stock or a combination thereof, equal to the increase in the fair market value of the underlying common stock between the date of grant and the date of exercise. SARs may be granted in tandem with, or independently of, stock options granted under the 2015 Plan. A SAR granted in tandem with a stock option (i) is exercisable only at such times, and to the extent, that the related stock option is exercisable in accordance with the procedure for exercise of the related stock option; (ii) terminates upon termination or exercise of the related stock option (likewise, the common stock option granted in tandem with a SAR terminates upon exercise of the SAR); (iii) is transferable only with the related stock option; and (iv) if the related stock option is an ISO, may be exercised only when the value of the stock subject to the stock option exceeds the exercise price of the stock option. A SAR that is not granted in tandem with a stock option is exercisable at such times as the compensation committee may specify.

Performance Shares and Performance Unit Awards.  Performance share and performance unit awards entitle the participant to receive cash or shares of our common stock upon the attainment of specified performance goals. In the case of performance units, the right to acquire the units is denominated in cash values.

Distribution Equivalent Right Awards.  A distribution equivalent right award entitles the participant to receive bookkeeping credits, cash payments and/or common stock distributions equal in amount to the distributions that would have been made to the participant had the participant held a specified number of shares of our common stock during the period the participant held the distribution equivalent right. A distribution equivalent right may be awarded as a component of another award under the 2015 Plan, where, if so awarded, such distribution equivalent right will expire or be forfeited by the participant under the same conditions as under such other award.

Restricted Stock Awards and Restricted Stock Unit Awards.  A restricted stock award is a grant or sale of common stock to the participant, subject to our right to repurchase all or part of the shares at their purchase price (or to require forfeiture of such shares if issued to the participant at no cost) in the event that conditions specified by the compensation committee in the award are not satisfied prior to the end of the time period during which the shares subject to the award may be repurchased by or forfeited to us. Our restricted stock unit entitles the participant to receive a cash payment equal to the fair market value of a share of common stock for each restricted stock unit subject to such restricted stock unit award, if the participant satisfies the applicable vesting requirement.

Unrestricted Stock Awards.  An unrestricted stock award is a grant or sale of shares of our common stock to the participant that is not subject to transfer, forfeiture or other restrictions, in consideration for past services rendered to Titan or an affiliate or for other valid consideration.

Change-in-Control Provisions.  In connection with the grant of an award, the compensation committee may provide that, in the event of a change in control, such award will become fully vested and immediately exercisable.

Amendment and Termination.  The compensation committee may adopt, amend and rescind rules relating to the administration of the 2015 Plan, and amend, suspend or terminate the 2015 Plan, but no such amendment or termination will be made that materially and adversely impairs the rights of any participant with respect to any award received thereby under the 2015 Plan without the participant’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws. We have attempted to structure the 2015 Plan so that remuneration attributable to stock options and other awards will not be subject to the deduction limitation contained in Code Section 162(m).

Certain Federal Income Tax Consequences of the 2015 Plan

The following is a general summary of the federal income tax consequences under current U.S. tax law to the Company and to participants in the 2015 Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options, stock appreciation rights, restricted stock, performance shares, performance units, restricted stock units, distribution equivalent rights and unrestricted stock. It does not purport to cover all of the special rules including special rules relating to limitations on the ability of the Company to deduct the amounts for federal income tax purposes of certain compensation, special rules relating to deferred compensation, golden parachutes, participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously-acquired shares of the Company’s common stock. For purposes of this summary it is assumed that U.S. Participants will hold their shares of the Company’s common stock received under the 2015 Plan as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the non-U.S. state or local income or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the 2015 Plan, or shares of the Company’s common stock issued pursuant thereto. All participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the 2015 Plan or shares of the Company’s common stock issued thereto pursuant to the 2015 Plan.

A U.S. Participant does not recognize taxable income upon the grant of a NQSO or an ISO. Upon the exercise of a NQSO, the U.S. Participant recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price paid therefor under the NQSO, and the Company will generally be entitled to a deduction for such amount at that time. If the U.S. Participant later sells shares acquired pursuant to the exercise of a NQSO, the U.S. Participant recognizes long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain. Upon the exercise of an ISO, the U.S. Participant does not recognize taxable income. If the U.S. Participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. Participant, the U.S. Participant recognizes long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the U.S. Participant disposes of such shares prior to the end of the required holding period, all or a portion of the gain is treated as ordinary income and the Company is generally entitled to deduct such amount. In addition to the tax consequences described above, a U.S. Participant may be subject to the alternative minimum tax, which is payable to the extent it exceeds the U.S. Participant’s regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price paid therefor under the ISO is a preference item for alternative minimum taxable income determination purposes. In addition, the U.S. Participant’s basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes.

A U.S. Participant does not recognize taxable income upon the grant of an SAR. The U.S. Participant has ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and the Company will generally be entitled to a deduction for such amount.

A U.S. Participant does not recognize taxable income upon the receipt of a performance share award until the shares are received. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares over any amount thereby paid for the shares, and the Company will generally be entitled to deduct such amount at such time.

A U.S. Participant does not recognize taxable income upon the receipt of a performance unit award, restricted stock unit award or dividend equivalent right award until a cash payment is received. At such time, the U.S. Participant recognizes ordinary compensation income equal to the amount of cash received, and the Company will generally be entitled to deduct such amount at such time.

A U.S. Participant who receives a grant of restricted stock generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares of stock at the time the restriction lapses over any amount paid timely for the shares. Alternatively, the U.S. Participant may elect to be taxed on the fair market value of such shares at the time of grant. The Company thereby will generally be entitled to a deduction at the same time and in the same amount as the income required to be included by the U.S. Participant.

A U.S. Participant recognizes ordinary compensation income upon receipt of the shares under an unrestricted stock award equal to the excess, if any, of the fair market value of the shares over any amount paid thereby for the shares, and the Company will generally be entitled to deduct such amount at such time.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2015 PLAN.

PROPOSAL NO. 3

REVERSE STOCK SPLIT

General

Our Board has approved, subject to stockholder approval, an amendment to our certificate of incorporation to effect a reverse stock split of our issued and outstanding common stock within a range from 3-for-1 to 8-for-1 (the “Reverse Split”).

The form of the proposed amendment to our certificate of incorporation to effect the Reverse Split will be substantially as set forth on Appendix A (subject to any changes required by applicable law). If approved by our stockholders, the Reverse Split proposal would permit (but not require) our Board to effect a Reverse Split of our issued and outstanding common stock at any time prior to June 30, 2016 by a ratio of not less than 1-for-3 and not more than 1-for-8, with the exact ratio to be set at a whole number within this range as determined by our Board in its sole discretion. We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits for our stockholders, including a potential listing on a national securities exchange. In determining a ratio, if any, following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

•	the initial listing requirements of various stock exchanges;
•	the historical trading price and trading volume of our common stock;
•	the number of shares of our common stock outstanding;
•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Split on the trading market for our common stock; and
•	prevailing general market and economic conditions.

Our Board reserves the right to elect to abandon the Reverse Split, including any or all proposed Reverse Split ratios, if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of Titan and its stockholders. The amendment to our certificate of incorporation to effect the Reverse Split, if any, will include only the Reverse Split ratio determined by our Board to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

Unless specifically stated, share amounts and share prices have not been adjusted in this proxy statement to give effect to the proposed Reverse Split.

Reasons for the Reverse Split

After the announcement on April 30, 2013 of the receipt of a Complete Response Letter from the United States Food and Drug Administration (“FDA”) to the New Drug Application (“NDA”) for ProbuphineTM, our stock has traded between $0.   and $     through July 17, 2015. By effecting the Reverse Split, we are seeking to increase our stock price and the number of shares available to us for issuance.

Our common stock is currently quoted on the OTC Market. We [intend to apply][have applied] for listing on the NASDAQ Stock Market (“NASDAQ”). The initial listing criteria for NASDAQ’s Capital Market requires a minimum closing price of $3.00 per share. Our goal, through the Reverse Split, is to increase our stock price so that it enables us to satisfy the NASDAQ listing standards. We also believe that a higher stock price will make our company more attractive to a broader range of investors, including professional investors, institutional investors and the general investing public. Many institutional investors and brokerage houses have internal policies and practices prohibiting them from making investments in lower priced securities or securities not traded on a national exchange. Such institutional investors or brokerage houses may also be reluctant to recommend lower priced stock to their clients. Our Board believes that the anticipated increased stock price resulting from the Reverse Split may generate additional interest and trading in our common stock, promote greater liquidity for our stockholders, and possibly result in a broader market for our common stock than the market that currently exists.

We will need to continue to seek future additional financing in order to fund our current product development programs until such time, if ever, as the Probuphine NDA is approved by the FDA and royalty payments are sufficient to fund our operations. Also, we currently do not have a sufficient number of authorized shares of common stock available for issuance upon exercise of the warrants we issued in our October 2014 public offering. The proposed Reverse Split will provide a greater number of available shares of our common stock for such financings, the exercise of the October 2014 warrants in accordance with their terms and equity compensation and potential acquisitions in the future. See the discussion under “Effect on Authorized but Unissued Shares of Common Stock” for a more detailed discussion.

Certain Risks Associated with the Reverse Stock Split

There are numerous factors and contingencies that could affect our stock price following the proposed Reverse Split, including the status of the market for our stock at the time, our reported results of operations in future periods, and general economic, market and industry conditions. Accordingly, the market price of our common stock may not be sustainable at the direct arithmetic result of the Reverse Split. If the market price of our common stock declines after the Reverse Split, our total market capitalization (the aggregate value of all of our outstanding common stock at the then existing market price) after the split will be lower than before the split.

The Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

Effect on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Split determined by our Board, a minimum of three and a maximum of eight shares of existing common stock (“Old Shares”) will be combined into one new share of common stock (“New Shares”). The table below shows, as of the Record Date, the number of outstanding shares of common stock that would result from the listed hypothetical Reverse Split ratios (without giving effect to the treatment of fractional shares):

Reverse Split Ratio	Approximate Number of New Shares Following the Reverse Split
1-for-3	36,775,902
1-for-4	27,581,927
1-for-5	22,065,541
1-for-6	18,387,951
1-for-7	15,761,101
1-for-8	13,790,963

The Reverse Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in Titan, except that as described below in “Fractional Shares,” record holders of Old Shares otherwise entitled to a fractional share as a result of the Reverse Split will be rounded up to the next whole number.

After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our common stock will continue to be listed on the Over the Counter Bulletin Board under the symbol “TTNP”, subject to our receipt of approval of our application to list our securities on Nasdaq.

Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by Stockholders through a bank, broker, custodian or other nominee in the same manner as registered Stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered Stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These Stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a Stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a Stockholder until such Stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No Stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled to as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by Stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these Stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

No scrip or fractional share certificates will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible will be entitled, upon surrender of certificate(s) representing these shares, to a number of New Shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the stockholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.

Effect on Options and Warrants and Shares Reserved for Issuance under Equity Compensation Plans

All outstanding options and warrants to purchase shares of our common stock as well as the number of shares available for issuance under the 2015 Plan and our other equity compensation plans would be adjusted proportionately as a result of any Reverse Split. Holders of options and warrants to purchase shares of our common stock, who upon exercise of their options or warrants would otherwise be entitled to receive fractional shares, because they hold options which upon exercise would result in a number of shares of common stock not evenly divisible by the Reverse Split ratio determined by the Board, will receive a number of shares of common stock rounded up to the nearest whole number.

In addition, the number of shares of common stock authorized for issuance under the 2015 Plan will be reduced based on the Reverse Split ratio.

Effect on Authorized but Unissued Shares of Common Stock

Currently, we are authorized to issue up to a total of 125,000,000 shares of common stock. On the Record Date, there were 110,327,707 shares of our common stock issued and outstanding, warrants to purchase 5,408,638 shares of our common stock issued and outstanding (with a weighted average exercise price of $0.89) and options to purchase 7,924,053 shares of our common stock issued and outstanding under our equity compensation plans (with a weighted average exercise price of $1.11). This leaves only 1,339,602 shares of our authorized common stock available for future issuance, both for equity financings and equity compensation.

Implementation of the Reverse Split would not change the total authorized number of shares of common stock. However, the reduction in the issued and outstanding shares, and the corresponding adjustment of shares issuable pursuant to warrants and options, which would be decreased by a factor of between five and eight, would provide more authorized shares available for future issuance. Because holders of our common stock have no preemptive rights to purchase or subscribe for any unissued stock of our company, the issuance of additional shares in the future of authorized common stock that will become newly available as a result of the implementation of the Reverse Split will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of common stock.

We expect to issue additional equity capital in the future to support our planned research development and general operations. The additional available shares that the proposed Reverse Split will provide will allow us to pursue any such financing.

Accounting Matters

The amendment to our certificate of incorporation will not change the par value of our common stock, which will remain at $0.001. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the Reverse Split ratio (for example, in a one-for-5 Reverse Split, the stated capital attributable to our common stock will be reduced to one-fifth of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will also be increased because there will be fewer shares outstanding. The Reverse Split will not affect total stockholders’ equity on our balance sheet.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE SPLIT.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee has selected OUM & Co. LLP (“OUM”) to serve as our independent accountants for the year ending December 31, 2015. A representative of OUM is expected to be present by teleconference at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative also is expected to be available to respond to appropriate questions from stockholders.

Selection of our independent registered public accounting firm is not required to be submitted to a vote of stockholders and, accordingly, the vote will not be binding on our Board or our company. However, if stockholders fail to ratify the appointment, the audit committee will reconsider its appointment of OUM.

Aggregate fees billed by OUM during the fiscal years ended December 31, 2014 and 2013 were as follows:

	2014	2013
Audit Fees	162,382	161,500
Audit-Related Fees	—	—
Tax Fees	18,455	18,990
All Other Fees	—	—
Total	180,837	180,490

Audit Fees — This category includes aggregate fees billed by our independent auditors for the audit of our annual financial statements, audit of management’s assessment and effectiveness of internal controls over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the auditor in connection with statutory and regulatory filings for those fiscal years.

Audit-Related Fees — This category consists of services by our independent auditors that, including accounting consultations on transaction related matters, are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees.

Tax Fees — This category consists of professional services rendered for tax compliance and preparation of our corporate tax returns and other tax advice.

All Other Fees — During the years ended December 31, 2014 and 2013, OUM did not incur any fees for other professional services.

The audit committee reviewed and approved all audit and non-audit services provided by OUM and concluded that these services were compatible with maintaining its independence. The audit committee approved the provision of all non-audit services by OUM. Of the total number of hours expended during OUM’s engagement to audit our financial statements for the year ended December 31, 2014, none of the hours were attributed to work performed by persons other than permanent, full-time employees of OUM.

Pre-Approval Policies and Procedures

In accordance with the SEC’s auditor independence rules, the audit committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to us by our independent auditor.

Prior to the engagement of the independent auditors for any fiscal year’s audit, management submits to the audit committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the independent auditors during that fiscal year. The audit committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the audit committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The audit committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the audit committee on a case-by-case basis.

Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The audit committee will not grant approval for:

•	any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to us;
•	provision by the independent auditors to us of strategic consulting services of the type typically provided by management consulting firms; or
•	the retention of the independent auditors in connection with a transaction initially recommended by the independent auditors, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of our financial statements.

Tax services proposed to be provided by the auditor to any director, officer or employee of Titan who is in an accounting role or financial reporting oversight role must be approved by the audit committee on a case-by-case basis where such services are to be paid for by us, and the audit committee will be informed of any services to be provided to such individuals that are not to be paid for by us.

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the audit committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•	whether the service creates a mutual or conflicting interest between the auditor and us;
•	whether the service places the auditor in the position of auditing his or her own work;
•	whether the service results in the auditor acting as management or an employee of our company; and
•	whether the service places the auditor in a position of being an advocate for our company.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF OUM TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2015.

PROPOSAL NO. 6

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In conjunction with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement. In Proposal No. 7 to this proxy statement, we are also asking stockholders in a non-binding advisory proposal to vote on the frequency of the say-on-pay proposal.

As described in detail under the heading “Executive Compensation,” our executive compensation programs are designed to attract and retain highly qualified leadership personnel, providing them attractive long-term career opportunities. Our compensation philosophy is to provide executives with a competitive total compensation package which motivates superior job performance, the achievement of our business objectives, and the enhancement of shareholder value. Please read the “Compensation Discussion and Analysis” beginning on page 0 for a detailed description and analysis of our executive compensation programs, including information about the fiscal year 2014 compensation of our named executive officers.

It is the philosophy of the Board to align the interests of our executive officers and stockholders by integrating the executives’ compensation opportunities with our long-term corporate strategic and financial objectives. Our general approach to compensating executive officers is to pay cash salaries which generally are competitive within ranges of salaries paid to executives of other early stage biotechnology companies, particularly those of similar size and those in our geographic areas. Our compensation committee sets overall compensation at a level it believes to be fair, based upon an analysis of the individual executive’s experience and past and potential contributions to us.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

Although this say-on-pay advisory vote is non-binding, the Board and the compensation committee value the opinions of our stockholders and will review the results of this vote and consider such results when making future decisions related to executive compensation.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 7

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON
EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. When voting on this Proposal No. 7, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After careful consideration of this proposal, the Board has determined that an advisory vote on executive compensation that occurs every two years is the most appropriate alternative for us, and, therefore, our Board recommends that you vote for a two-year interval for the advisory vote on our named executive officers’ compensation.

In formulating its recommendation, our Board considered that an advisory vote on named executive officer compensation every other year will enable sufficient time for progress on our development programs while still allowing our stockholders to provide us with their direct and timely input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of voting every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers.”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on named executive officer compensation that has been selected by stockholders. However, because this advisory vote is non-binding, the Board may decide that it is in the best interests of our company and our stockholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE TO HOLD FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY TWO YEARS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no related party transactions in 2014 and, as of the date of this proxy statement, none have been undertaken in 2015.

SECTION 16(a) REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during 2013.

GENERAL

Management does not know of any matters other than those stated in this proxy statement that are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

We will bear the cost of preparing, printing, assembling and mailing the proxy, proxy statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request. In addition to the solicitation of proxies by use of the mails, officers and regular employees of Titan may solicit proxies without additional compensation, by telephone or other electronic means. We may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Titan’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.

We will only deliver one proxy statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this proxy statement and any future annual reports and proxy or information statements to any security holder at a shared address to which a single copy of this proxy statement was delivered, or deliver a single copy of this proxy statement and any future annual reports and proxy or information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to our company at following address: 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

STOCKHOLDER PROPOSALS

The annual meeting of stockholders for the fiscal year ending December 31, 2014 is expected to be held in August 2015. Any stockholder proposal intended to be included in our proxy statement and form of proxy for presentation at the 2014 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us not later than        , 2015. As to any proposal submitted for presentation at the 2014 annual meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for the 2014 annual meeting will be entitled to exercise discretionary authority on that proposal unless we receive notice of the matter on or before        , 2015.

By Order of the Board of Directors,

/s/ Marc Rubin

Marc Rubin, M.D.
Executive Chairman of the Board of Directors

Dated: July   , 2015

Annex A

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
TITAN PHARMACEUTICALS, INC.
TO BE HELD ON AUGUST 24, 2015

Sunil Bhonsle, with full power of substitution, hereby is authorized to vote as specified below or, with respect to any matter not set forth below, as he shall determine, all of the shares of common stock of Titan Pharmaceuticals, Inc. that the undersigned would be entitled to vote, if personally present, at the 2014 annual meeting of stockholders and any adjournment thereof.

Unless otherwise specified, this proxy will be voted FOR Proposals 1, 2, 3, 4, 5 and 6 and a vote on executive compensation to be held every two years.

The board of directors recommends a vote FOR Proposals 1, 2, 3, 4, 5 and 6 and a vote on executive compensation to be held every two years.

1.	ELECTION OF DIRECTORS

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Marc Rubin, Sunil Bhonsle, Joseph A. Akers, Victor Bauer, Eurelio Cavalier, M. David MacFarlane, James R. McNab, Jr., Ley Smith __________________

INSTRUCTION: To withhold authority to vote for any nominee, write the nominee’s name in the space provided below.

2.	APPROVAL OF THE TITAN PHARMACEUTICALS, INC. 2015 OMNIBUS INCENTIVE PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	APPROVAL OF THE REVERSE SPLIT

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	RATIFICATION OF OUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

☐ FOR	☐ AGAINST	☐ ABSTAIN
5.	APPROVAL OF OUR EXECUTIVE COMPENSATION.

☐ FOR	☐ AGAINST	☐ ABSTAIN
6.	FREQUENCY OF “SAY ON PAY” VOTE

☐ every one year	☐ every two years	☐ every three years

Please sign exactly as your name appears below. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title as such.

Date: , 2015	Signature
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.